UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 28, 2008

   BSML, Inc.

(Exact name of registrant as specified in its charter)

   Utah       1-11064       87-0410364

(State or other (Commission (I.R.S. Employer

jurisdiction of file number) Identification No.)

incorporation)

301 Yamato Rd Suite 31310

   Boca Raton, Fl       33431

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (925) 941-6260

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

Officers; Compensatory Arrangements of Certain Officers

Appointment of New Director

Effective October 28, 2008, Dr. Robert J. Troell was appointed as a Director of BSML, Inc. (the "Company").

Dr. Troell graduated from the University of South Florida in Tampa, Florida, in 1984 with a Bachelor of Science in Biology, and from the University of South Florida, College of Medicine in 1988. Following an internship in General Surgery, a residency in Otolaryngology-Head and Neck Surgery, and a fellowship in Sleep Medicine, from 1994 to 2001 he was clinical faculty at Stanford University Medical Center in the departments of Psychiatry and Behavioral Medicine and Otolaryngology/Head & Neck Surgery. From 2001 through the present, he served as President, Physician and Surgeon at Beauty By Design, The Center of Excellence for Facial Plastic & Reconstructive Surgery in Las Vegas, Nevada. Additionally, from May 2008 through the present, he has served as Chief Medical Officer for the BriteSmile Medical and Dental Spa in Boca Raton, Florida.

As of the date of this report, Dr. Troell had not been named to any committees of the Company's Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 6, 2008

BSML, Inc.

By:  /s/ Jeffrey Nourse

Jeffrey Nourse

Chief Executive Officer